December 30, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(3)
Amendment no. 1 to pricing supplement dated November 4, 2025 to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated
April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$621,000 (SX5E Notes); $1,495,000 (NDX Notes); $548,000
(RTY Notes); $906,000 (SPX Notes); $795,000 (EFA Notes);
$331,000 (EEM Notes)
Capped Buffered Return Enhanced Notes due November
4, 2027
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
Notwithstanding anything to the contrary set forth in the pricing supplement dated November 4, 2025, related to the notes referred to above (the “pricing supplement”), the Maximum Return / Maximum Payment at Maturity per $1,000 Principal Amount Note with respect to the NDX notes is as set forth below:
Underlying
Bloomberg
Ticker
Initial
Value
Maximum Return / Maximum Payment at Maturity
per $1,000 Principal Amount Note
CUSIP
Nasdaq-100 Index
®
NDX 25,858.13 21.75% / $1,217.50 48136HVV7
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-4 of the pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this amendment, the pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.
You should read this amendment together with the pricing supplement and the related product supplement, underlying supplement, prospectus supplement and prospectus and prospectus addendum, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms Specific to the Notes” in the pricing supplement.
• Pricing supplement dated November 4, 2025:
• http://www.sec.gov/Archives/edgar/data/19617/000121390025106259/ea0264092-01_424b2.htm
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm